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                              TCA CABLE TV, INC.
                                      and
                   CHASEMELLON SHAREHOLDER SERVICES, L.L.C.,

                                as Rights Agent
                               Rights Agreement
                         Dated as of January 15, 1998


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
                               TABLE OF CONTENTS


                                                                          Page

Section 1.   Certain Definitions  . . . . . . . . . . . . . . . . . . . . .  4

Section 2.   Appointment of Rights Agent  . . . . . . . . . . . . . . . .   10

Section 3.   Issue of Right Certificates  . . . . . . . . . . . . . . . .   10

Section 4.   Form of Right Certificates   . . . . . . . . . . . . . . . .   13

Section 5.   Countersignature and Registration  . . . . . . . . . . . . .   13

Section 6.   Transfer, Split Up, Combination and Exchange of Right
               Certificates; Mutilated, Destroyed, Lost or Stolen
               Right Certificates   . . . . . . . . . . . . . . . . . . .   14

Section 7.   Exercise of Rights, Purchase Price; Expiration Date of
               Rights   . . . . . . . . . . . . . . . . . . . . . . . . .   15

Section 8.   Cancellation and Destruction of Right Certificates   . . . .   18

Section 9.   Availability of Shares of Preferred Stock  . . . . . . . . .   18

Section 10.  Preferred Stock Record Date  . . . . . . . . . . . . . . . .   20

Section 11.  Adjustment of Purchase Price, Number of Shares and
               Number of Rights   . . . . . . . . . . . . . . . . . . . .   21

Section 12.  Certificate of Adjusted Purchase Price or Number of
               Shares   . . . . . . . . . . . . . . . . . . . . . . . . .   37

Section 13.  Consolidation, Merger or Sale or Transfer of Assets or
               Earnings Power   . . . . . . . . . . . . . . . . . . . . .   37

Section 14.  Fractional Rights and Fractional Shares  . . . . . . . . . .   43

Section 15.  Rights of Action   . . . . . . . . . . . . . . . . . . . . .   45

Section 16.  Agreement of Right Holders   . . . . . . . . . . . . . . . .   46

Section 17.  Right Certificate Holder Not Deemed a Stockholder  . . . . .   47

Section 18.  Concerning the Rights Agent  . . . . . . . . . . . . . . . .   47

Section 19.  Merger or Consolidation or Change of Name of Rights
               Agent  . . . . . . . . . . . . . . . . . . . . . . . . . .   48

Section 20.  Duties of Rights Agent   . . . . . . . . . . . . . . . . . .   49

Section 21.  Change of Rights Agent   . . . . . . . . . . . . . . . . . .   53

Section 22.  Issuance of New Right Certificates   . . . . . . . . . . . .   54

Section 23.  Redemption   . . . . . . . . . . . . . . . . . . . . . . . .   55

Section 24.  Exchange   . . . . . . . . . . . . . . . . . . . . . . . . .   56

Section 25.  Notice of Certain Events   . . . . . . . . . . . . . . . . .   58

Section 26.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . .   59

Section 27.  Supplements and Amendments   . . . . . . . . . . . . . . . .   60

Section 28.  Successors   . . . . . . . . . . . . . . . . . . . . . . . .   61

Section 29.  Benefits of this Agreement   . . . . . . . . . . . . . . . .   61

Section 30.  Severability   . . . . . . . . . . . . . . . . . . . . . . .   61

Section 31.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . .   61

Section 32.  Counterparts   . . . . . . . . . . . . . . . . . . . . . . .   62

Section 33.  Descriptive Headings   . . . . . . . . . . . . . . . . . . .   62

                               RIGHTS AGREEMENT

                 Agreement, dated as of January 15, 1998, between TCA Cable

TV, Inc., a Texas corporation (the "Company"), and ChaseMellon Shareholder

Services, L.L.C., a New Jersey limited liability company (the "Rights

Agent").

                 The Board of Directors of the Company has authorized and

declared a dividend of one preferred share purchase right (a "Right") for each share of Common Stock (as hereinafter defined) of the Company outstanding as of the close of business (as defined below) on January 28,

1998 (the "Record Date").  Each Right represents the right to purchase one one-thousandth (subject to adjustment) of a share of Preferred Stock (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and the Board of Directors of the Company has further authorized and directed the issuance of one Right (subject to adjustment as provided herein)

with respect to each share of Common Stock that shall become outstanding between the Record Date and the earliest of the Distribution Date, the

Redemption Date and the Final Expiration Date (as such terms are hereinafter defined); provided, however, that Rights may be issued with respect to shares of Common Stock that shall become outstanding after the Distribution Date and prior to the Redemption Date and the Final Expiration Date in accordance with

Section 22.

                 Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

                 Section 1.  Certain Definitions.  For purposes of this

Agreement, the following terms have the meanings indicated:

                 (a)      "Acquiring Person" shall mean any Person (as such

         term is hereinafter defined) who or which shall be the Beneficial

         Owner (as such term is hereinafter defined) of 15% or more of the shares of Common Stock then outstanding, but shall not include an

         Exempt Person (as such term is hereinafter defined); provided,

         however, that if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person"

         has become such inadvertently (including, without limitation, because

         (i) such Person was unaware that it beneficially owned a percentage of Common Stock that would otherwise cause such Person to be an

         "Acquiring Person" or (ii) such Person was aware of the extent of its

         Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Rights

         Agreement) and without any intention of changing or influencing control of the Company, and such Person, as promptly as practicable divested or divests himself or itself of Beneficial Ownership of a sufficient number of shares of Common Stock so that such Person would no longer be an Acquiring Person, then such Person shall not be deemed to be or to have become an "Acquiring Person" for any purposes of this Agreement.  Notwithstanding the foregoing: (i) if a Person would be deemed an Acquiring Person upon the adoption of this

         Agreement, such Person will not be deemed an Acquiring Person for any purposes of this Agreement unless and until such Person acquires

         Beneficial Ownership of any additional shares of Common Stock after the adoption of this Agreement, and (ii) no Person shall become an

         "Acquiring Person" as the result of an acquisition of shares of

         Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares

         beneficially owned by such Person to 15% or more of the shares of

         Common Stock then outstanding, provided, however, that if a Person shall thereafter become the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding by reason of such share acquisitions by the Company and thereafter become the Beneficial

         Owner of any additional shares of Common Stock, then such Person shall be deemed to be an "Acquiring Person" unless upon becoming the

         Beneficial Owner of such additional shares of Common Stock such

         Person does not beneficially own 15% or more of the shares of Common

         Stock then outstanding.  The phrase "then outstanding", when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

                 (b)      "Affiliate" and "Associate" shall have the

         respective meanings ascribed to such terms in Rule 12b-2 of the

         General Rules and Regulations under the Securities Exchange Act of

         1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement.

                 (c)      A Person shall be deemed the "Beneficial Owner" of,

         shall be deemed to have "Beneficial Ownership" of and shall be deemed to "beneficially own" any securities:

                          (i)     which such Person or any of such Person's

                 Affiliates or Associates is deemed to beneficially own,

                 directly or indirectly within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement;

                     (ii)         which such Person or any of such Person's

                 Affiliates or Associates has (A) the right to acquire

                 (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights,

                 warrants or options, or otherwise; provided, however, that a

                 Person shall not be deemed the Beneficial Owner of, or to

                 beneficially own, (x) securities tendered pursuant to a

                 tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase, (y)

                 securities which such Person has a right to acquire on the exercise of Rights at any time prior to the time a Person

                 becomes an Acquiring Person or (z) securities issuable upon exercise of Rights from and after the time a Person becomes an Acquiring Person if such Rights were acquired by such

                 Person or any of such Person's Affiliates or Associates

                 prior to the  Distribution Date or pursuant to Section 3(a)

                 or Section 22 hereof ("original Rights") or pursuant to

                 Section 11(i) or Section 11(n) with respect to an adjustment to original Rights; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however,

                 that a Person shall not be deemed the Beneficial Owner of,

                 or to beneficially own, any security by reason of such

                 agreement, arrangement or understanding if the agreement,

                 arrangement or understanding to vote such security (1)

                 arises solely from a revocable proxy or consent given to

                 such Person in response to a public proxy or consent

                 solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the

                 Exchange Act and (2) is not also then reportable on Schedule

                 13D under the Exchange Act (or any comparable or successor report); or

                    (iii)  which are beneficially owned, directly or

                 indirectly, by any other Person with which such Person or

                 any of such Person's Affiliates or Associates has any

                 agreement, arrangement or understanding (other than

                 customary agreements with and between underwriters and

                 selling group members with respect to a bona fide public

                 offering of securities) for the purpose of acquiring,

                 holding, voting (except to the extent contemplated by the

                 proviso to Section 1(c)(ii)(B)) or disposing of any

                 securities of the Company.

                 (d)      "Business Day" shall mean any day other than a

         Saturday, a Sunday, or a day on which banking or trust institutions in the State of New York, or the State in which the principal office of the Rights Agent is located, are authorized or obligated by law or executive order to close.

                 (e)      "close of business" on any given date shall mean

         5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York

         City time, on the next succeeding Business Day.

                 (f)      "Common Stock" when used with reference to the

         Company shall mean the common stock, presently par value $.10 per share, of the Company.  "Common Stock" when used with reference to any Person other than the Company shall mean the capital stock (or,

         in the case of an unincorporated entity, the equivalent equity inter-

         est) with the greatest voting power of such other Person or, if such other Person is a subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

                 (g)      "Distribution Date" shall have the meaning set forth

         in Section 3 hereof.

                 (h)      "Exempt Person" shall mean the Company, any

         Subsidiary (as such term is hereinafter defined) of the Company, any employee benefit plan of the Company or of any Subsidiary of the

         Company, or any entity or trustee holding Common Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the

         Company or of any Subsidiary of the Company.

                 (i)      "Final Expiration Date" shall have the meaning set

         forth in Section 7 hereof.

                 (j)      "NASDAQ Stock Market" shall mean the stock market

         operated by the National Association of Securities Dealers, Inc.

                 (k)      "Person" shall mean any individual, firm,

         corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

                 (l)      "Preferred Stock" shall mean the Series A Junior

         Participating Preferred Stock, par value $1.00 per share, of the

         Company having the rights and preferences set forth in the Form of

         Certificate of Designations attached to this Agreement as Exhibit A.

                 (m)  "Redemption Date" shall have the meaning set forth in

         Section 7 hereof.

                 (n)      "Securities Act" shall mean the Securities Act of

         1933, as amended.

                 (o)      "Stock Acquisition Date" shall mean the first date

         of public announcement (which for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d)

         of the Exchange Act) by the Company or an Acquiring Person that an

         Acquiring Person has become such or such earlier date as a majority of the Board of Directors shall become aware of the existence of an

         Acquiring Person.

                 (p)      "Subsidiary" of any Person shall mean any

         corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors or other persons performing similar functions are beneficially owned, directly or indirectly, by such

         Person, and any corporation or other entity that is otherwise controlled by such Person.

                 Section 2.  Appointment of Rights Agent.  The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the

Distribution Date also be the holders of Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment.  The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

                 Section 3.  Issue of Right Certificates.  (a) Until the

earlier of (i) the tenth day after the Stock Acquisition Date or (ii) the tenth business day (or such later date as may be determined by action of the

Board of Directors prior to such time as any Person becomes an Acquiring

Person) after the date of the commencement by any Person (other than an

Exempt Person) of, or of the first public announcement of the intention of such Person (other than an Exempt Person) to commence, a tender or exchange offer the consummation of which would result in any Person becoming the

Beneficial Owner of shares of Common Stock aggregating 15% or more of the

Common Stock then outstanding (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the "Distribution Date"), (x) the

Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Stock registered in the names of the holders thereof and not by separate Right Certificates, and (y) the Rights will be transferable only in connection with the transfer of Common Stock.  As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-

class, insured, postage-prepaid mail, to each record holder of Common Stock as of the close of business on the Distribution Date (other than any

Acquiring Person or any Associate or Affiliate of an Acquiring Person), at

the address of such holder shown on the records of the Company, a Right

Certificate, in substantially the form of Exhibit B hereto (a "Right

Certificate"), evidencing one Right (subject to adjustment as provided herein) for each share of Common Stock so held, with respect to the holders of Common Stock.  As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

                 (b)      On the Record Date, or as soon as practicable

thereafter, the Company will send a copy of a Summary of Rights to Purchase

Shares of Preferred Stock, in substantially the form of Exhibit C hereto (the

"Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of Common Stock as of the close of business on the Record Date (other than any Acquiring Person or any Associate or Affiliate of any Acquiring

Person), at the address of such holder shown on the records of the Company.

With respect to all certificates for Common Stock  outstanding as of the

Record Date and until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof together with the Summary of Rights.  Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration Date), the surrender for transfer of any certificate for Common Stock outstanding on the Record Date, with or without a copy of the Summary of Rights, shall also constitute the transfer of the Rights associated with the Common Stock represented thereby.

                 (c)      Certificates issued for Common Stock (including,

without limitation, upon transfer of outstanding Common Stock, disposition of

Common Stock out of treasury stock or issuance or reissuance of Common Stock out of authorized but unissued shares) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expira-

tion Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

                 This certificate also evidences and
                 entitles the holder hereof to certain
                 rights as set forth in a Rights Agreement between TCA Cable TV, Inc. and ChaseMellon Shareholder Services, L.L.C., dated as of January 15, 1998, as the same may be amended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of TCA Cable TV, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. TCA Cable TV, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights owned by or transferred to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) and certain transferees thereof will become null and void and will no longer be transferable.

With respect to such certificates containing the foregoing legend, until the

Distribution Date the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate, except as otherwise provided herein, shall also constitute the transfer of the Rights associated with the

Common Stock represented thereby. In the event that the Company purchases or otherwise acquires any Common Stock after the Record Date but prior to the

Distribution Date, any Rights associated with such Common Stock shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Stock which are no longer outstanding.

                 Notwithstanding this paragraph (c), the omission of a legend shall not affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.

                 Section 4.  Form of Right Certificates.  The Right

Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of NASDAQ or of any other automated quotation system or stock exchange on which the Rights may from time to time be listed, or to conform to usage.  Subject to the provisions of Sections 11, 13 and 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of one one-thousandths of a share of Preferred Stock as shall be set forth therein at the price per one one-thousandth of a share of Preferred

Stock set forth therein (the "Purchase Price"), but the number of such one one-thousandths of a share of Preferred Stock and the Purchase Price shall be subject to adjustment as provided herein.

                 Section 5.  Countersignature and Registration.  (a)  The

Right Certificates shall be executed on behalf of the

Company by the Chairman of the Board of Directors, the President, any of the

Vice Presidents, the Treasurer or the Controller of the Company, either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Secretary or an

Assistant Secretary of the Company, either manually or by facsimile signature.  The Right Certificates shall be manually countersigned by the

Rights Agent and shall not be valid for any purpose unless countersigned.  In case any officer of the Company who shall have signed any of the Right

Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the

Company, such Right Certificates, nevertheless, may be countersigned by the

Rights Agent and issued and delivered by the Company with the same force and effect as though the Person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this

Agreement any such Person was not such an officer.

                 (b)  Following the Distribution Date, the Rights Agent will keep or cause to be kept, at an office or agency designated for such purpose,

books for registration and transfer of the Right Certificates issued hereunder.  Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right

Certificates.

                 Section 6.  Transfer, Split Up, Combination and Exchange of

Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

(a)  Subject to the provisions of Sections 7(e), 11(a)(ii) and 14 hereof, at any time after the close of business on the Distribution Date, and prior to the close of business on the earlier of the Redemption Date or the Final

Expiration Date, any Right Certificate or Right Certificates may be trans-ferred, split up, combined or exchanged for another Right Certificate or

Right Certificates, entitling the registered holder to purchase a like number of one one-thousandths of a share of Preferred Stock as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase.  Any registered holder desiring to transfer, split up, combine or exchange any

Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or

Right Certificates to be transferred, split up, combined or exchanged at the office or agency of the Rights Agent designated for such purpose.  Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested.  The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

                 (b)      Subject to the provisions of Section 11(a)(ii)

hereof, at any time after the Distribution Date and prior to the close of business on the earlier of the Redemption Date or the Final Expiration Date,

upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right

Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request,

reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

                 Section 7.  Exercise of Rights, Purchase Price; Expiration

Date of Rights. (a) Except as otherwise provided herein, the Rights shall become exercisable on the Distribution Date, and thereafter the registered holder of any Right Certificate may, subject to Section 11(a)(ii) hereof and except as otherwise provided herein, exercise the Rights evidenced thereby in whole or in part upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights

Agent at the office or agency of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one one-thousandth of a share of Preferred Stock as to which the Rights are exercised, at any time which is both after the Distribution Date and prior to the earliest of (i) the close of business on January 15, 2008 (the "Final

Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date") or (iii) the time at which such

Rights are exchanged as provided in Section 24 hereof.

                 (b)      The Purchase Price shall be initially $170.00 for

each one one-thousandth of a share of Preferred Stock purchasable upon the exercise of a Right.  The Purchase Price and the number of one one-

thousandths of a share of Preferred Stock or other securities or property to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c)

of this Section 7.

                 (c)      Except as otherwise provided herein, upon receipt of

a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the aggregate

Purchase Price for the shares of Preferred Stock to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof, in cash or by certified check, cashier's check or money order payable to the order of the

Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Stock certificates for the number of shares of Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B)

requisition from the depositary agent depositary receipts representing interests in such number of one one-thousandths of a share of Preferred Stock as are to be purchased (in which case certificates for the Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate.

                 (d)      Except as otherwise provided herein, in case the

registered holder of any Right Certificate shall exercise less than all the

Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the exercisable Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

                 (e)      Notwithstanding anything in this Agreement to the

contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported transfer or exercise of Rights pursuant to

Section 6 hereof or this Section 7 unless such registered holder shall have

(i) completed and signed the certificate contained in the form of assignment or election to purchase set forth on the reverse side of the Rights

Certificate surrendered for such transfer or exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former

Beneficial Owner) thereof as the Company shall reasonably request.

                 Section 8.  Cancellation and Destruction of Right

Certificates.  All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent,

shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this

Agreement.  The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other

Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof.  The Rights Agent shall deliver all cancelled Right

Certificates to the Company, or shall, at the written request of the Company,

destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

                 Section 9.  Availability of Shares of Preferred Stock.

(a)      The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred

Stock or any shares of Preferred Stock held in its treasury, the number of shares of Preferred Stock that will be sufficient to permit the exercise in full of all outstanding Rights.

                 (b)      So long as the shares of Preferred Stock (and,

following the time that a Person becomes an Acquiring Person, shares of

Common Stock and other securities) issuable upon the exercise of Rights may be listed or admitted to trading on the NASDAQ Stock Market or listed on any other national securities exchange or quotation system, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed or admitted to trading on the NASDAQ Stock Market or listed on any other exchange or national quotation system upon official notice of issuance upon such exercise.

                 (c)      From and after such time as the Rights become

exercisable, the Company shall use its best efforts, if then necessary to permit the issuance of shares of Preferred Stock (and following the time that a Person first becomes an Acquiring Person, shares of Common Stock and other securities) upon the exercise of Rights, to register and qualify such shares of Preferred Stock (and, following the time that a Person first becomes an

Acquiring Person, shares of Common Stock and other securities) under the

Securities Act and any applicable state securities or "Blue Sky" laws (to the extent exemptions therefrom are not available), cause such registration statement and qualifications to become effective as soon as possible after such filing and keep such registration and qualifications effective until the earlier of the date as of which the Rights are no longer exercisable for such securities and the Final Expiration Date.  The Company may temporarily suspend, for a period of time not to exceed 90 days, the exercisability of the Rights in order to prepare and file a registration statement under the

Securities Act and permit it to become effective.  Upon any such suspension,

the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.

Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement under the Securities Act (if required) shall have been declared effective.

                 (d)      The Company covenants and agrees that it will take

all such action as may be necessary to ensure that all shares of Preferred

Stock (and, following the time that a Person becomes an Acquiring Person,

shares of Common Stock and other securities) delivered upon exercise of

Rights shall, at the time of delivery of the certificates therefor (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

                 (e)      The Company further covenants and agrees that it

will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Preferred Stock (or shares of

Common Stock or other securities) upon the exercise of Rights.  The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Stock (or shares of Common Stock or other securities) in a name other than that of, the registered holder of the Right

Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates or depositary receipts for Preferred Stock (or shares of

Common Stock or other securities) upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by that holder of such Right Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is due.

                 Section 10.  Preferred Stock Record Date.  Each Person in

whose name any certificate for Preferred Stock is issued upon the exercise of

Rights shall for all purposes be deemed to have become the holder of record of the shares of Preferred Stock represented thereby on, and such certificate shall be dated the date upon which the Right Certificate evidencing such

Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock transfer books of the Company are open.  Prior to the exercise of the Rights evidenced thereby,

the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Stock for which the Rights shall be exercisable,

including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

                 Section 11.  Adjustment of Purchase Price, Number of Shares

and Number of Rights.  The Purchase Price, the number of shares of Preferred

Stock or other securities or property purchasable upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                 (a)  (i)  In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the

                 Preferred Stock payable in shares of Preferred Stock, (B)

                 subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of

                 Preferred Stock or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section

                 11(a), the Purchase Price in effect at the time of the

                 record date for such dividend or of the effective date of

                 such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately

                 prior to such date and at a time when the Preferred Stock

                 transfer books of the Company were open, the holder would

                 have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or

                 reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of

                 capital stock of the Company issuable upon exercise of one

                 Right.

                          (ii)     Subject to Section 24 of this Agreement

                 and except as otherwise provided in this Section 11(a)(ii),

                 in the event any Person becomes an Acquiring Person, each

                 holder of a Right shall thereafter have the right to

                 receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one

                 one-thousandths of a share of Preferred Stock for which a

                 Right is then exercisable, in accordance with the terms of this Agreement and in lieu of shares of Preferred Stock,

                 such number of shares of Common Stock (or at the option of the Company, such number of one one-thousandths of shares of

                 Preferred Stock) as shall equal the result obtained by (x)

                 multiplying the then current Purchase Price by the number of one one-thousandths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by (y)

                 50% of the then current per share market price of the

                 Company's Common Stock (determined pursuant to Section 11(d)

                 hereof) on the date of the occurrence of such event;

                 provided, however, that the Purchase Price and the number of shares of Common Stock so receivable upon exercise of a

                 Right shall thereafter be subject to further adjustment as appropriate in accordance with Section 11(f) hereof.

                 Notwithstanding anything in this Agreement to the contrary,

                 however, from and after the time (the "invalidation time")

                 when any Person first becomes an Acquiring Person, any

                 Rights that are beneficially owned by (x) any Acquiring

                 Person (or any Affiliate or Associate of any Acquiring

                 Person), (y) a transferee of any Acquiring Person (or any

                 such Affiliate or Associate) who becomes a transferee after the invalidation time or (z) a transferee of any Acquiring

                 Person (or any such Affiliate or Associate) who became a

                 transferee prior to or concurrently with the invalidation

                 time pursuant to either (I) a transfer from the Acquiring

                 Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or

                 understanding regarding the transferred Rights or (II) a

                 transfer which the Board of Directors has determined is part of a plan, arrangement or understanding which has the

                 purpose or effect of avoiding the provisions of this

                 paragraph, and subsequent transferees of such Persons, shall be void without any further action and any holder of such

                 Rights shall thereafter have no rights whatsoever with

                 respect to such Rights under any provision of this

                 Agreement. The Company shall use all reasonable efforts to ensure that the provisions of this Section 11(a)(ii) are complied with, but shall have no liability to any holder of

                 Right Certificates or other Person as a result of its

                 failure to make any determinations with respect to an

                 Acquiring Person or its Affiliates, Associates or

                 transferees hereunder.  From and after the invalidation

                 time, no Right Certificate shall be issued pursuant to

                 Section 3 or Section 6 hereof that represents Rights that

                 are or have become void pursuant to the provisions of this paragraph, and any Right Certificate delivered to the Rights

                 Agent that represents Rights that are or have become void

                 pursuant to the provisions of this paragraph shall be

                 cancelled.  From and after the occurrence of an event

                 specified in Section 13(a) hereof, any Rights that

                 theretofore have not been exercised pursuant to this Section

                 11(a)(ii) shall thereafter be exercisable only in accordance with Section 13 and not pursuant to this Section 11(a)(ii).

                          (iii)  The Company may at its option substitute for

                 a share of Common Stock issuable upon the exercise of Rights in accordance with the foregoing subparagraph (ii) such

                 number or fractions of shares of Preferred Stock having an aggregate current market value equal to the current per

                 share market price of a share of Common Stock.  In the event that there shall not be sufficient shares of Common Stock

                 issued but not outstanding or authorized but unissued to

                 permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Board of Directors

                 shall, to the extent permitted by applicable law and any

                 material agreements then in effect to which the Company is a party (A) determine the excess of (1) the value of the shares of Common Stock issuable upon the exercise of a Right in accordance with the foregoing subparagraph (ii) (the

                 "Current Value") over (2) the then current Purchase Price

                 multiplied by the number of one one-thousandths of shares of

                 Preferred Stock for which a Right was exercisable

                 immediately prior to the time that the Acquiring Person

                 became such (such excess, the "Spread"), and (B) with

                 respect to each Right (other than Rights which have become void pursuant to Section 11(a)(ii)), make adequate provision to substitute for the shares of Common Stock issuable in

                 accordance with subparagraph (ii) upon exercise of the Right and payment of the applicable Purchase Price, (1) cash, (2)

                 a reduction in the Purchase Price, (3) shares of Preferred

                 Stock or other equity securities of the Company (including,

                 without limitation, shares or fractions of shares of

                 preferred stock which, by virtue of having dividend, voting and liquidation rights substantially comparable to those of the shares of Common Stock, are deemed in good faith by the

                 Board of Directors to have substantially the same value as the shares of Common Stock (such shares of Preferred Stock and shares or fractions of shares of preferred stock are

                 hereinafter referred to as "Common Stock equivalents"), (4)

                 debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having a value which, when

                 added to the value of the shares of Common Stock actually

                 issued upon exercise of such Right, shall have an aggregate value equal to the Current Value (less the amount of any

                 reduction in the Purchase Price), where such aggregate value has been determined by the Board of Directors upon the advice of a nationally recognized investment banking firm

                 selected in good faith by the Board of Directors; provided,

                 however, if the Company shall not make adequate provision to deliver value pursuant to clause (B) above within thirty

                 (30) days following the date that the Acquiring Person

                 became such (the "Section 11(a)(ii) Trigger Date"), then the

                 Company shall be obligated to deliver, to the extent

                 permitted by applicable law and any material agreements then in effect to which the Company is a party, upon the

                 surrender for exercise of a Right and without requiring

                 payment of the Purchase Price, shares of Common Stock (to

                 the extent available), and then, if necessary, such number or fractions of shares of Preferred Stock (to the extent

                 available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread.  If, upon the date any Person becomes an Acquiring Person, the Board of Directors shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights,

                 then, if the Board of Directors so elects, the thirty (30)

                 day period set forth above may be extended to the extent

                 necessary, but not more than ninety (90) days after the

                 Section 11(a)(ii) Trigger Date, in order that the Company

                 may seek stockholder approval for the authorization of such additional shares (such thirty (30) day period, as it may be extended, is herein called the "Substitution Period").  To the extent that the Company determines that some action need be taken pursuant to the second and/or third sentence of this Section 11(a)(iii), the Company (x) shall provide,

                 subject to Section 11(a)(ii) hereof and the last sentence of this Section 11(a)(iii) hereof, that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the

                 Substitution Period in order to seek any authorization of

                 additional shares and/or to decide the appropriate form of distribution to be made pursuant to such second sentence and to determine the value thereof.  In the event of any such

                 suspension, the Company shall issue a public announcement

                 stating that the exercisability of the Rights has been

                 temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.  For

                 purposes of this Section 11(a)(iii), the value of the shares of Common Stock shall be the current per share market price

                 (as determined pursuant to Section 11(d)(i)) on the Section

                 11(a)(ii) Trigger Date and the per share or fractional value of any "Common Stock equivalent" shall be deemed to equal

                 the current per share market price of the Common Stock.  The

                 Board of Directors of the Company may, but shall not be

                 required to, establish procedures to allocate the right to receive shares of Common Stock upon the exercise of the

                 Rights among holders of Rights pursuant to this Section

                 11(a)(iii).

                 (b)   In case the Company shall fix a record date for the

         issuance of rights, options or warrants to all holders of Preferred

         Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Stock

         (or shares having the same rights, privileges and preferences as the

         Preferred Stock ("equivalent preferred shares")) or securities con-

         vertible into Preferred Stock or equivalent preferred shares at a price per share of Preferred Stock or equivalent preferred shares (or having a conversion price per share, if a security convertible into shares of Preferred Stock or equivalent preferred shares) less than the then current per share market price of the Preferred Stock

         (determined pursuant to Section 11(d) hereof) on such record date,

         the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock and equivalent preferred shares outstanding on such record date plus the number of shares of

         Preferred Stock and equivalent preferred shares which the aggregate offering price of the total number of shares of Preferred Stock and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of shares of Preferred Stock and equivalent preferred shares outstanding on such record date plus the number of additional shares of Preferred Stock and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.  In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the

         Rights Agent.  Shares of Preferred Stock and equivalent preferred shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation.  Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase

         Price which would then be in effect if such record date had not been fixed.

                 (c)      In case the Company shall fix a record date for the

         making of a distribution to all holders of the Preferred Stock

         (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in

         Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the

         Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Preferred Stock (determined pursuant to Section

         11(d) hereof) on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company whose determination shall be described in a statement filed with the

         Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Preferred Stock, and the denominator of which shall be such current per share market price

         (determined pursuant to Section 11(d) hereof) of the Preferred Stock;

         provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right.  Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                 (d) (i)  Except as otherwise provided herein, for the

         purpose of any computation hereunder, the "current per share market price" of any security (a "Security" for the purpose of this Section

         11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive

         Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such

         Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security.  The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day,

         the average of the closing bid and asked prices, regular way, in either case as reported by the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NASDAQ Stock Market or, if the Security is not listed or admitted to trading on the NASDAQ Stock Market, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the

         Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market or such other system then in use, or, if on any such date the

         Security is not quoted by any organization in the over-the-counter market, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company.  The term "Trading

         Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a

         Business Day.

                 (ii)  For the purpose of any computation hereunder, if the

         Preferred Stock is publicly traded, the "current per share market price" of the Preferred Stock shall be determined in accordance with the method set forth in Section 11(d)(i).  If the Preferred Stock is not publicly traded but the Common Stock is publicly traded, the

         "current per share market price" of the Preferred Stock shall be conclusively deemed to be the current per share market price of the

         Common Stock as determined pursuant to Section 11(d)(i) multiplied by one thousand (appropriately adjusted to reflect any stock split,

         stock dividend or similar transaction occurring after the date hereof). If neither the Common Stock nor the Preferred Stock is publicly traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.

                 (e)  No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or  decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten-thousandth of a share of Preferred Stock or share of Common Stock or other share or security as the case may be.  Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

                 (f)      If as a result of an adjustment made pursuant to

         Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the

         Company other than the Preferred Stock, thereafter the Purchase Price and the number of such other shares so receivable upon exercise of a

         Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a),

         11(b), 11(c), 11(e), 11(h), 11(i) and 11(m), and the provisions of

         Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred

         Stock shall apply on like terms to any such other shares.

                 (g)      All Rights originally issued by the Company

         subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price,

         the number of one one-thousandths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights,

         all subject to further adjustment as provided herein.

                 (h)  Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each

         Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted

         Purchase Price, that number of one one-thousandths of a share of

         Preferred Stock (calculated to the nearest one ten-thousandth of a share of Preferred Stock) obtained by (i) multiplying (x) the number of one one-thousandths of a share covered by a Right immediately pri-

         or to such adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                 (i)      The Company may elect on or after the date of any

         adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-thousandths of a share of Preferred Stock purchasable upon the exercise of a

         Right.  Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment.  Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price.  The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made.  This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement.  If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i),

         the Company may, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right

         Certificates evidencing, subject to Section 14 hereof, the additional

         Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company,

         new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment.  Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

                 (j)      Irrespective of any adjustment or change in the

         Purchase Price or the number of one one-thousandths of a share of

         Preferred Stock issuable upon the exercise of the Rights, the Right

         Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-thousandths of a share of Preferred Stock which were expressed in the initial Right

         Certificates issued hereunder.

                 (k)      Before taking any action that would cause an

         adjustment reducing the Purchase Price below the then par value, if any, of the Preferred Stock or other shares of capital stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Preferred Stock or other such shares at such adjusted Purchase Price.

                 (l)  In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                 (m)      Anything in this Section 11 to the contrary

         notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Stock, issuance wholly for cash of any shares of Preferred Stock at less than the current market price, issuance wholly for cash or Preferred Stock or securities which by their terms are convertible into or exchangeable for Preferred Stock, dividends on Preferred Stock payable in shares of Preferred Stock or issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the

         Company to holders of its Preferred Stock shall not be taxable to such stockholders.

                 (n)      Anything in this Agreement to the contrary

         notwithstanding, in the event that at any time after the date of this

         Agreement and prior to the Distribution Date, the Company shall (i)

         declare or pay any dividend on the Common Stock payable in Common

         Stock or (ii) effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of a dividend payable in Common Stock) into a greater or lesser number of Common Stock, then in any such case, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of

         Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of

         Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common

         Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of

         Common Stock outstanding immediately following the occurrence of such event.

                 (o)      The Company agrees that, after the earlier of the

         Distribution Date or the Stock Acquisition Date, it will not, except as permitted by Sections 23, 24 or 27 hereof, take (or permit any

         Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish

         substantially or eliminate the benefits intended to be afforded by the Rights.

                 Section 12.  Certificate of Adjusted Purchase Price or

Number of Shares.  Whenever an adjustment is made as provided in Section 11 or 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Stock or the Preferred Stock a copy of such certificate and (c)

mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof (if so required under Section 25 hereof).

The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

                 Section 13.  Consolidation, Merger or Sale or Transfer of

Assets or Earnings Power.  (a) In the event, directly or indirectly, at any time after any Person has become an Acquiring Person, (i) the Company shall merge with and into any other Person, (ii) any Person shall consolidate with the Company, or any Person shall merge with and into the Company and the

Company shall be the continuing or surviving corporation of such merger and,

in connection with such merger, all or part of the Common Stock shall be changed into or exchanged for stock or other securities of any other Person

(or of the Company) or cash or any other property, or (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its

Subsidiaries (taken as a whole) to any other Person (other than the Company or one or more of its wholly-owned Subsidiaries), then upon the first occurrence of such event, proper provision shall be made so that: (A) each holder of record of a Right (other than Rights which have become void pursuant to Section 11(a)(ii)) shall thereafter have the right to receive,

upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable (whether or not such Right was then exercisable) immediately prior to the time that any Person first became an

Acquiring Person (each as subsequently adjusted thereafter pursuant to

Sections 11(a)(i), 11(b), 11(c), 11(h), 11(i) and 11(m)), in accordance with the terms of this Agreement and in lieu of Preferred Stock, such number of validly issued, fully paid and non-assessable and freely tradeable shares of

Common Stock of the Principal Party (as defined herein) not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current

Purchase Price by the number of one one-thousandths of a share of Preferred

Stock for which a Right was exercisable immediately prior to the time that any Person first became an Acquiring Person (as subsequently adjusted thereafter pursuant to Sections 11(a)(i), 11(b), 11(c), 11(h), 11(i) and

11(m)) and (2) dividing that product by 50% of the then current per share market price of the Common Stock of such Principal Party (determined pursuant to Section 11(d)(i) hereof) on the date of consummation of such consolidation, merger, sale or transfer; provided that the Purchase Price and the number of shares of Common Stock of such Principal Party issuable upon exercise of each Right shall be further adjusted as provided in Section 11(f)

of this Agreement to reflect any events occurring in respect of such

Principal Party after the date of the such consolidation, merger, sale or transfer; (B) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (C) the term "Company" shall thereafter be deemed to refer to such Principal Party;

and (D) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its shares of Common

Stock in accordance with Section 9 hereof) in connection with such consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its Common Stock thereafter deliverable upon the exercise of the Rights; provided that, upon the subsequent occurrence of any consolidation, merger, sale or transfer of assets or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the

Purchase Price as provided in this Section 13(a), such cash, shares, rights,

warrants and other property which such holder would have been entitled to receive had such holder, at the time of such transaction, owned the Common

Stock of the Principal Party receivable upon the exercise of a Right pursuant to this Section 13(a), and such Principal Party shall take such steps

(including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property.

                 (b)      "Principal Party" shall mean

                          (i)     in the case of any transaction described in

         (i) or (ii) of the first sentence of Section 13(a) hereof:  (A) the

         Person that is the issuer of the securities into which the shares of

         Common Stock are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer the shares of Common

         Stock of which have the greatest aggregate market value of shares outstanding, or (B) if no securities are so issued, (x) the Person that is the other party to the merger, if such Person survives said merger, or, if there is more than one such Person, the Person the shares of Common Stock of which have the greatest aggregate market value of shares outstanding or (y) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company if it survives) or (z) the

         Person resulting from the consolidation; and

                          (ii)    in the case of any transaction described in

         (iii) of the first sentence in Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or,

         if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such

         Persons as is the issuer of Common Stock having the greatest aggregate market value of shares outstanding;

provided, however, that in any such case described in the foregoing clause

(b)(i) or (b)(ii), if the Common Stock of such Person is not at such time or has not been continuously over the preceding 12-month period registered under

Section 12 of the Exchange Act, then (1) if such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, the term "Principal Party" shall refer to such other

Person, or (2) if such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stock of all of which is and has been so registered, the term "Principal Party" shall refer to whichever of such

Persons is the issuer of Common Stock having the greatest aggregate market value of shares outstanding, or (3) if such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (1) and (2) above shall apply to each of the owners having an interest in the venture as if the Person owned by the joint venture was a

Subsidiary of both or all of such joint venturers, and the Principal Party in each such case shall bear the obligations set forth in this Section 13 in the same ratio as its interest in such Person bears to the total of such interests.

                 (c)      The Company shall not consummate any consolidation,

merger, sale or transfer referred to in Section 13(a) hereof unless prior thereto the Company and the Principal Party involved therein shall have executed and delivered to the Rights Agent an agreement confirming that the requirements of Sections 13(a) and (b) hereof shall promptly be performed in accordance with their terms and that such consolidation, merger, sale or transfer of assets shall not result in a default by the Principal Party under this Agreement as the same shall have been assumed by the Principal Party pursuant to Sections 13(a) and (b) hereof and providing that, as soon as practicable after executing such agreement pursuant to this Section 13, the

Principal Party will:

                          (i)     prepare and file a registration statement

         under the Securities Act, if necessary, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Final Expiration Date,

         and similarly comply with applicable state securities laws;

                          (ii)    use its best efforts, if the Common Stock

         of the Principal Party shall be listed or admitted to trading on the

         NASDAQ Stock Market or on another national securities exchange, to list or admit to trading (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on the NASDAQ

         Stock Market or such securities exchange, or, if the Common Stock of the Principal Party shall not be listed or admitted to trading on the

         NASDAQ Stock Market or a national securities exchange, to cause the

         Rights and the securities receivable upon exercise of the Rights to be reported by such other system then in use;

                          (iii)  deliver to holders of the Rights historical

         financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act; and

                          (iv)     obtain waivers of any rights of first

         refusal or preemptive rights in respect of the Common Stock of the

         Principal Party subject to purchase upon exercise of outstanding

         Rights.

                 (d)      In case the Principal Party has provision in any of

its authorized securities or in its certificate of incorporation or by-laws or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Principal Party to issue (other than to holders of Rights pursuant to this Section 13), in connection with, or as a consequence of, the consummation of a transaction referred to in this Section

13, shares of Common Stock of such Principal Party at less than the then current market price per share thereof (determined pursuant to Section 11(d)

hereof) or securities exercisable for, or convertible into, Common Stock of such Principal Party at less than such then current market price, or (ii)

providing for any special payment, tax or similar provision in connection with the issuance of the Common Stock of such Principal Party pursuant to the provisions of Section 13, then, in such event, the Company hereby agrees with each holder of Rights that it shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been cancelled,

waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

                 (e)      The Company covenants and agrees that it shall not,

at any time after a Person first becomes an Acquiring Person, enter into any transaction of the type contemplated by (i) - (iii) of Section 13(a) hereof if (x) at the time of or immediately after such consolidation, merger, sale,

transfer or other transaction there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, (y) prior to, simultaneously with or immediately after such consolidation, merger, sale, transfer of other transaction, the stockholders of the Person who constitutes, or would constitute, the

Principal Party for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its

Affiliates or Associates or (z) the form or nature of organization of the

Principal Party would preclude or limit the exercisability of the Rights.

                 Section 14.  Fractional Rights and Fractional Shares.  (a)

The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights.  In lieu of such fractional Rights, there shall be paid to the registered holders of the

Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section

14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.  The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices,

regular way, in either case as reported in the principal consolidated transaction reporting system with respect to secu-rities listed or admitted to trading on the NASDAQ Stock Market, or, if the Rights are not listed or admitted to trading on the NASDAQ Stock Market, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trad-

ing on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-

counter market, as reported by any system then in use or, if on any such date the Rights are not quoted by any organization in the over-the-counter market,

the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company.  If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

                 (b)      The Company shall not be required to issue fractions

of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred

Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock).  Interests in fractions of

Preferred Stock in integral multiples of one one-thousandth of a share of

Preferred Stock may, at the election of the Company, be evidenced by de-

positary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, that such agreement shall provide that the holders of such depositary receipts shall have all the rights,

privileges and preferences to which they are entitled as beneficial owners of the Preferred Stock represented by such depositary receipts.  In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-thousandth of a share of Preferred Stock, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of Preferred Stock.  For the purposes of this Section 14(b), the current market value of a share of Preferred Stock shall be the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

                 (c)      The holder of a Right by the acceptance of the Right

expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

                 Section 15.  Rights of Action.  All rights of action in

respect of this Agreement, excepting the rights of action given to the Rights

Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any

Right Certificate (or, prior to the Distribution Date, of the Common Stock),

without the consent of the Rights Agent or of the holder of any other Right

Certificate (or, prior to the Distribution Date, of the Common Stock), on his own behalf and for his own benefit, may enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate (or, prior to the Distribution Date, such Common

Stock) in the manner provided in such Right Certificate and in this

Agreement.  Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

                 Section 16.  Agreement of Right Holders.  Every holder of a

Right, by accepting the same, consents and agrees with the Company and the

Rights Agent and with every other holder of a Right that:

                 (a)      prior to the Distribution Date, the Rights will be

         transferable only in connection with the transfer of the Common

         Stock;

                 (b)      after the Distribution Date, the Right Certificates

         are transferable only on the registry books of the Rights Agent if surrendered at the office or agency of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer; and

                 (c)      the Company and the Rights Agent may deem and treat

         the Person in whose name the Right Certificate (or, prior to the

         Distribution Date, the Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby

         (notwithstanding any notations of ownership or writing on the Right

         Certificate or the Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

                 Section 17.  Right Certificate Holder Not Deemed a

Stockholder.  No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the

Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in this

Agreement), or to receive dividends or subscription rights, or otherwise,

until the Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

                 Section 18.  Concerning the Rights Agent.  (a)  The Company

agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights

Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder.  The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss,

liability or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this

Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly.

                 (b)      The Rights Agent shall be protected and shall incur

no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Preferred Stock, Common Stock or for other securities of the Company, instrument of assignment or transfer,

power of attorney, endorsement, affidavit, letter, notice, direction,

consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or ac-

knowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

                 Section 19.  Merger or Consolidation or Change of Name of

Rights Agent.  (a)  Any corporation or entity into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation or entity resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation or entity succeeding to the stock transfer or corporate trust powers of the Rights Agent or any successor Rights Agent,

shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, that such corporation or entity would be eligible for appointment as a successor Rights Agent under the provisions of Section

21 hereof.  In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the

Right Certificates shall not have been countersigned, any successor Rights

Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

                 (b)  In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right

Certificates either in its prior name or in its changed name and in all such cases such Right Certificates shall have the full force provided in the Right

Certificates and in this Agreement.

                 Section 20.  Duties of Rights Agent.  The Rights Agent

undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

                 (a)      The Rights Agent may consult with legal counsel (who

         may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

                 (b)      Whenever in the performance of its duties under this

         Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed)

         may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board of

         Directors, the President, any Vice President, the Treasurer or the

         Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                 (c)  The Rights Agent shall be liable hereunder to the

         Company and any other Person only for its own gross negligence, bad faith or wilful misconduct.

                 (d)      The Rights Agent shall not be liable for or by

         reason of any of the statements of fact or recitals contained in this

         Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

                 (e)  The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent)

         or in respect of the validity or execution of any Right Certificate

         (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be re-

         sponsible for any change in the exercisability of the Rights

         (including the Rights becoming void pursuant to Section 11(a)(ii)

         hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 3, 11, 13,

         23 and 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate furnished pursuant to Section 12, describing such change or adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or other securities to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Preferred Stock or other securities will, when issued,

         be validly authorized and issued, fully paid and nonassessable.

                 (f)      The Company agrees that it will perform, execute,

         acknowledge and deliver or cause to be performed, executed,

         acknowledged and delivered all such further and other acts,

         instruments and assurances as may reasonably be required by the

         Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                 (g)  The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person reasonably believed by the Rights Agent to be one of the Chairman of the Board of Directors, the President, the

         Chief Financial Officer or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.  Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent,

         set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective.

         The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

                 (h)      The Rights Agent and any stockholder, director,

         officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement.  Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

                 (i)      The Rights Agent may execute and exercise any of the

         rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the

         Rights Agent shall not be answerable or accountable for any act,

         default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

                 (j)      If, with respect to any Rights Certificate

         surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has not been completed to certify the holder is not an

         Acquiring Person (or an Affiliate or Associate thereof), a Rights

         Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the

         Company.  Without limiting the foregoing, unless either (i) the

         Rights Agent has been notified by the Company of the identity of an

         Acquiring Person or, (ii) the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse side of the Rights Certificate indicates that the assignee or the purchaser of such Rights Certificate is an Acquiring Person, the

         Rights Agent shall not be responsible for a Rights Certificate's assignment to or purchase by an Acquiring Person.

                 Section 21.  Change of Rights Agent.  The Rights Agent or

any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Stock or Preferred Stock by registered or certified mail, and, following the Distribution Date, to the holders of the

Right Certificates by first-class mail.  The Company may remove the Rights

Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock or Preferred Stock by registered or certified mail, and, following the Distribution Date, to the holders of the

Right Certificates by first-class mail.  If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent.  If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right

Certificate for inspection by the Company), then the registered holder of any

Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent.  Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or any State thereof, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100 million or (b) an affiliate of such a corporation.  After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.  Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock or

Preferred Stock, and, following the Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates.  Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent,

as the case may be.

                 Section 22.  Issuance of New Right Certificates.

Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such forms as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the

Rights Certificates made in accordance with the provisions of this Agreement.

In addition, in connection with the issuance or sale of Common Stock following the Distribution Date and prior to the earlier of the Redemption

Date and the Final Expiration Date, the Company may with respect to shares of

Common Stock so issued or sold pursuant to (i) the exercise of stock options,

(ii) under any employee plan or arrangement, (iii) upon the exercise,

conversion or exchange of securities notes or debentures issued by the

Company or (iv) a contractual obligation of the Company in each case existing prior to the Distribution Date, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale.

                 Section 23.  Redemption.  (a) The Board of Directors of the

Company may, at any time prior to such time as any Person first becomes an

Acquiring Person, redeem all but not less than all the then outstanding

Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (the redemption price being hereinafter referred to as the "Redemption Price").  The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of

Directors in its sole discretion may establish.

                 (b)      Immediately upon the action of the Board of

Directors ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23 (or at such later time as the Board of Directors may establish for the effectiveness of such redemption), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price.  The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption.

Within 10 days after such action of the Board of Directors ordering the redemption of the Rights (or such later time as the Board of Directors may establish for the effectiveness of such redemption), the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights

Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made.

                 Section 24.  Exchange.  (a)  The Board of Directors

of the Company may, at its option, at any time after any Person first becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for shares of Common

Stock at an exchange ratio of one share of Common Stock per Right (such exchange ratio being hereinafter referred to as the "Exchange Ratio").

Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after (1) any Person (other than an

Exempt Person), together with all Affiliates and Associates of such Person,

becomes the Beneficial Owner of shares of Common Stock aggregating 50% or more of the shares of Common Stock then outstanding or (2) the occurrence of an event specified in Section 13(a) hereof.

                 (b)      Immediately upon the action of the Board of

Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio.  The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall promptly mail a notice of any such exchange to all of the holders of the Rights so exchanged at their last addresses as they appear upon the registry books of the Rights Agent.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged.  Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

                 (c)  In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section

24, the Company may, in its discretion, take such action as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights.  In the event that the Company shall determine not to take such action or shall, after good faith effort, be unable to take such action as may be necessary to authorize such additional shares of Common Stock, the

Company shall substitute, to the extent of such insufficiency, for each share of Common Stock that would otherwise be issuable upon exchange of a Right, a number of shares of Preferred Stock or fractions thereof (or equivalent preferred shares as such term is defined in Section 11(b)) having an aggregate current per share market price (determined pursuant to Section

11(d) hereof) equal to the current per share market price of one share of

Common Stock (determined pursuant to Section 11(d) hereof) as of the date of issuance of such shares of Preferred Stock or fractions thereof (or equivalent preferred shares).

                 (d)      The Company shall not, in connection with any

exchange pursuant to this Section 24, be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock.  In lieu of such fractional shares of

Common Stock, the Company shall pay to the registered holders of the Right

Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock.  For the purposes of this paragraph (d), the current market value of a whole share of Common

Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading

Day immediately prior to the date of exchange pursuant to this Section 24.

                 Section 25.  Notice of Certain Events.  (a) In case the

Company shall at any time after the earlier of the Distribution Date or the

Stock Acquisition Date propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Stock or to make any other distribution to the holders of its Preferred Stock (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of

Preferred Stock or shares of stock of any class or any other securities,

rights or options, (iii) to effect any reclassification of its Preferred

Stock (other than a reclassification involving only the subdivision of outstanding Preferred Stock), (iv) to effect the liquidation, dissolution or winding up of the Company, or (v) to declare or pay any dividend on the

Common Stock payable in Common Stock or to effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock), then, in each such case, the

Company shall give to each holder of a Right Certificate, in accordance with

Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the Common Stock and/or Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Preferred Stock for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Stock and/or Preferred Stock, whichever shall be the earlier.

                 (b)  In case any event described in Section 11(a)(ii) or

Section 13 shall occur then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate (or if occurring prior to the Distribution Date, the holders of the Common Stock) in accordance with

Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of

Rights under Section 11(a)(ii) and Section 13 hereof.

                 Section 26.  Notices.  Notices or demands authorized by this

Agreement to be given or made by the Rights Agent or by the holder of any

Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                          TCA Cable TV, Inc.
                          3015 SSE Loop 323
                          P.O. Box 130489
                          Tyler, Texas  75713-0489
                          Attention: Corporate Secretary

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                          ChaseMellon Shareholder Services, L.L.C.
                          450 W. 33rd St.
                          New York, NY  10001
                          Attention:  Vice President

Notices or demands authorized by this Agreement to be given or made by the

Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid,

addressed to such holder at the address of such holder as shown on the registry books of the Company.

                 Section 27.  Supplements and Amendments.  Except as provided in the penultimate sentence of this Section 27, for so long as the Rights are then redeemable, the Company may in its sole and absolute discretion, and the

Rights Agent shall if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of the Rights.  At any time when the Rights are no longer redeemable,

except as provided in the penultimate sentence of this Section 27, the

Company may, and the Rights Agent shall, if the Company so directs,

supplement or amend this Agreement without the approval of any holders of

Rights Certificates in order to (i) cure any ambiguity, (ii) correct or supplement any provision contained herein which may be defective or incon-

sistent with any other provisions herein, (iii) shorten or lengthen any time period hereunder, or (iv) change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable; provided that no such supplement or amendment shall adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or an Affiliate or

Associate of an Acquiring Person), and no such amendment may cause the rights again to become redeemable or cause the Agreement again to become amendable other than in accordance with this sentence. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment

shall be made which changes the Redemption Price.   Upon the delivery of a

certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this

Section 27, the Rights Agent shall execute such supplement or amendment.

                 Section 28.  Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                 Section 29.  Benefits of this Agreement.  Nothing in this

Agreement shall be construed to give to any Person other than the Company,

the Rights Agent and the registered holders of the Right Certificates (and,

prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution

Date, the Common Stock).

                 Section 30.  Severability.  If any term, provision, covenant or restriction of this Agreement or applicable to this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                 Section 31.  Governing Law.  This Agreement and each Right

Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Texas and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

                 Section 32.  Counterparts.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                 Section 33.  Descriptive Headings.  Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                 IN WITNESS WHEREOF, the parties hereto have caused this

Agreement to be duly executed and attested, all as of the day and year first above written.


 Attest:                                 TCA CABLE TV, INC.


 By                                      By   /s/ Fred R. Nichols
   -----------------------------           -----------------------
   Name:                                   Name:  Fred R. Nichols
   Title:                                  Title: Chairman and Chief
                                                  Executive Officer


 Attest:                                 CHASEMELLON SHAREHOLDER SERVICES,
                                           L.L.C.


 By                                      By   /s/ John Davis
   -----------------------------           --------------------------
   Name:                                   Name:   John Davis
   Title:                                  Title:  Relationship Manager

                                                            Exhibit A


                           STATEMENT OF RESOLUTION
                ESTABLISHING AND DESIGNATING A SERIES OF SHARES
                                      OF
                              TCA CABLE TV, INC.

                 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                              ___________________


                 Pursuant to the provisions of Article 2.13 of the Texas Business Corporation Act, as amended and pursuant to Article IV of its Articles of Incorporation, as amended through the date hereof, the undersigned, TCA Cable TV, Inc., a Texas corporation (the "Company"), hereby submits the following statement for purposes of establishing and designating a series of shares and fixing and determining the preferences, limitations and relative rights thereof:

                 I.       The name of the Company is TCA Cable TV, Inc.

                 II. The following resolution establishing and designating a series of shares and fixing and determining the preferences, limitations and relative rights thereof was duly adopted by the Board of Directors of the Company on January 15, 1998, which action constitutes all necessary action on the part of the Company for the adoption thereof:

                 RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Company (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Company's Articles of Incorporation, as amended to date (hereinafter called the "Articles of Incorporation"), the Board of Directors hereby creates a series of Preferred Stock, par value $1.00 per share (the "Preferred Stock"), of the Company and hereby states the designation and number of shares, and fixes the relative rights, powers and preferences thereof, and the limitations thereof, as follows:

                 Section (i) Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 60,000. Such number of shares may be in-creased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series A Preferred Stock.

                 Section 1.  Dividends and Distributions.

                 (A) Subject to the rights of the holders of any shares of any series of Preferred Stock of the Company (the "Preferred Stock") (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $.10 per share of the

Company (the "Common Stock") and of any other stock of the Company ranking junior to the Series A Preferred Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of January, April, July, and October in each year (each such date being referred to herein as a "Dividend Payment Date"), commencing on the first Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock, declared on the Common Stock since the immediately preceding Dividend Payment Date or, with respect to the first Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Company shall at any time after January 15, 1998, declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                 (B) The Company shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Dividend Payment Date and the next subsequent Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable, when, as and if declared, on such subsequent Dividend Payment Date.

                 (C) Dividends shall begin to accrue and be cumulative, whether or not earned or declared, on outstanding shares of Series A Preferred Stock from the Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 50 days prior to the date fixed for the payment thereof.

                 Section 2. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights;

                 (A) Subject to the provision for adjustment hereinafter set forth and except as otherwise provided in the Articles of Incorporation or required by law, each share of Series A Preferred Stock shall entitle the holder thereof to 1000 votes on all matters upon which the holders of the Common Stock of the Company are entitled to vote. In the event the Company shall at any time after January 15, 1998, declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                 (B) Except as otherwise provided herein, in the Articles of Incorporation or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, and except as otherwise required by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

                 (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                 Section 3.  Certain Restrictions.

                 (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in
         Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not earned or declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Company shall not:

                          (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (as to dividends) to the Series A Preferred Stock;

                     (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (as to dividends) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                    (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred Stock or rights, warrants or options to acquire such junior stock;

                     (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                 (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

                 Section 4. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof.

                 Section 5. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (A) to the holders of the Common Stock or of shares of any other stock of the Company ranking junior, upon liquidation, dissolution or winding up, to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or
(B) to the holders of shares of stock ranking on a parity upon liquidation, dissolution or winding up with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

In the event the Company shall at any time after January 15, 1998 declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (A) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                 Section 6. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are converted into, exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly converted into, exchanged for or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted, exchanged or converted. In the event the Company shall at any time after January 15, 1998 declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the conversion, exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                 Section 7. No Redemption. The shares of Series A Preferred Stock shall not be redeemable from any holder.

                 Section 8. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company, junior to all other series of Preferred Stock and senior to the Common Stock.

                 Section 9. Amendment. If any proposed amendment to the Articles of Incorporation (including this Certificate of Designations) would alter, change or repeal any of the preferences, powers or special rights given to the Series A Preferred Stock so as to affect the Series A Preferred Stock adversely, then the holders of the Series A Preferred Stock shall be entitled to vote separately as a class upon such amendment, and the affirmative vote of two-thirds of the outstanding shares of the Series A Preferred Stock, voting separately as a class, shall be necessary for the adoption thereof, in addition to such other vote as may be required by the Business Corporation Act of the State of Texas.

                 IN WITNESS WHEREOF, this Statement of Resolution is executed on behalf of the Company by its Chairman of the Board of Directors and attested by its Secretary this ____ day of January, 1998.

                                  ________________________________________
                                  Chairman of the Board of Directors

Attest:

______________________
Secretary

                                                            Exhibit B


                           Form of Right Certificate

Certificate No. R- ____                                     ___ Rights

         NOT EXERCISABLE AFTER January __, 2008 OR EARLIER IF
         REDEMPTION OR EXCHANGE OCCURS.  THE RIGHTS ARE
         SUBJECT TO REDEMPTION AT $.01 PER RIGHT AND TO EXCHANGE
         ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.


                               Right Certificate

                              TCA CABLE TV, INC.

                 This certifies that ___________ or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of January 15, 1998, as the same may be amended from time to time (the "Rights Agreement"), between TCA Cable TV Inc., a Delaware corporation (the "Company"), and ChaseMellon Shareholder Services, L.L.C. (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., New York City time, on January 15, 2008 at the office or agency of the Rights Agent designated for such purpose, or of its successor as Rights Agent, one one-thousandth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, par value $1.00 per share (the "Preferred Stock"), of the Company, at a purchase price of $170.00 per one one-thousandth of a share of Preferred Stock (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Rights Certificate (and the number of one one-thousandths of a share of Preferred Stock which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of January 15, 1998, based on the Preferred Stock as constituted at such date. As provided in the Rights Agreement, the Purchase Price, the number of one one-thousandths of a share of Preferred Stock (or other securities or property) which may be purchased upon the exercise of the Rights and the number of Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

                 This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned office or agency of the Rights Agent. The Company will mail to the holder of this

Right Certificate a copy of the Rights Agreement without charge after receipt of a written request therefor.

                 This Right Certificate, with or without other Right Certificates, upon surrender at the office or agency of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

                 Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.01 per Right or (ii) may be exchanged in whole or in part for shares of Preferred Stock or shares of the Company's Common Stock, par value $.10 per share.

                 No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

                 No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement) or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right certificate shall have been exercised as provided in the Rights Agreement.

                 This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.
                 WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of _____________.




 ATTEST:                                 TCA CABLE TV, INC.


 By CHASEMELLON SHAREHOLDER              By____________________________
    SERVICES, L.L.C.

 Countersigned:


 _____________________________,
 as Rights Agent


 By___________________________
   Authorized Signature

                   Form of Reverse Side of Right Certificate

                              FORM OF ASSIGNMENT

               (To be executed by the registered holder if such holder desires to transfer the Right Certificate)

         FOR VALUE RECEIVED _________________________ hereby sells, assigns and transfer unto ___________________________

__________________________________________________________________________
                 (Please print name and address of transferee)

__________________________________________________________________________

Rights represented by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________ Attorney, to transfer said Rights on the books of the within-named Company, with full power of substitution.

Dated: _________________



                                           ______________________________
                                                     Signature

Signature Guaranteed:


                 Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

--------------------------------------------------------------------------
                               (To be completed)

                 The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by, were not acquired by the undersigned from, and are not being assigned to, an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).



                                           ______________________________
                                                     Signature

                         FORM OF ELECTION TO PURCHASE

                 (To be executed if holder desires to exercise
                 Rights represented by the Rights Certificate)

To TCA CABLE TV, INC.:

                 The undersigned hereby irrevocably elects to exercise __________________ Rights represented by this Right Certificate to purchase the shares of Preferred Stock (or other securities or property) issuable upon the exercise of such Rights and requests that certificates for such shares of Preferred Stock (or such other securities) be issued in the name of:

__________________________________________________________________________
                        (Please print name and address)

__________________________________________________________________________

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivery to:

Please insert social security
or other identifying number

_________________________________________________________________________
                          (Please print name and address)

_________________________________________________________________________


Dated:  ____________________

                                           _____________________________
                                                    Signature
(Signature must conform to holder specified on Right Certificate)

Signature Guaranteed:

                 Signature must be guaranteed by a member of firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

_________________________________________________________________
                               (To be completed)

                 The undersigned certifies that the Rights evidenced by this Right Certificate are not beneficially owned by, and were not acquired by the undersigned from, an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement)


                                           _____________________________
                                                   Signature

_________________________________________________________________________

                                    NOTICE

                 The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                 In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, such Assignment or Election to Purchase will not be honored.

                                                            Exhibit C


         UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

                         SUMMARY OF RIGHTS TO PURCHASE
                           Shares of Preferred Stock

                 On January 15, 1998, the Board of Directors of TCA Cable TV, Inc. (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $.10 per share, of the Company (the "Common Stock"). The dividend is payable on January 28, 1998 (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $1.00 per share (the "Preferred Stock"), of the Company at a price of $170.00 per one one-thousandth of a share of Preferred Stock (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of January 15, 1998, as the same may be amended from time to time (the "Rights Agreement"), between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent").

                 Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") have acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the out-standing shares of Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate together with a copy of this Summary of Rights.

                 The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuances of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

                 The Rights are not exercisable until the Distribution Date. The Rights will expire on January 15, 2008 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below.

                 The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution
(i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

                 The number of outstanding Rights are also subject to adjustment in the event of a stock split of the Common Stock or a stock divi-dend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

                 Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 1000 times the dividend declared per share of Common Stock. In the event of liquidation, the holders of the Preferred Stock will be entitled to a minimum preferential liquidation payment of $100 per share (plus any accrued but unpaid dividends) but will be entitled to an aggregate payment of 1000 times the payment made per share of Common Stock. Each share of Preferred Stock will have 1000 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 1000 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

                 Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

                 In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right at the then current exercise price of the Right, that number of shares of Common Stock having a market value of two times the exercise price of the Right.

                 In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right

(other than Rights beneficially owned by an Acquiring Person which will have become void) will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent), which number of shares at the time of such transaction will have a market value of two times the exercise price of the Right.

                 At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of Common Stock or the occurrence of an event described in the prior paragraph, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-thousandth of a share of Preferred Stock (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

                 With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Preferred Stock will be issued (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading day prior to the date of exercise.

                 At any time prior to the time an Acquiring Person becomes such, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

                 For so long as the Rights are then redeemable, the Company may, except with respect to the redemption price, amend the Rights in any manner. After the Rights are no longer redeemable, the Company may, except with respect to the redemption price, amend the Rights in any manner that does not adversely affect the interests of holders of the Rights.

                 Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

                 A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as the same may be amended from time to time, which is hereby incorporated herein by reference.